United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2017

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-24843	47-0810385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska		68102
(Address of principal executive offices)		(Zip Code)

(402) 444-1630
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 8, 2017, America First Multifamily Investors, L.P. (the “Partnership”) issued a press release announcing that the Board of Managers of Burlington Capital LLC, which is the general partner of the Partnership’s general partner, has authorized a new unit repurchase program for up to 254,656 of the Partnership’s outstanding beneficial unit certificates representing assigned limited partnership interests (“BUCs”).  The Partnership is not obligated to repurchase any dollar amount or specific number of its BUCs under the program, which may be suspended or discontinued at any time.  The amount, timing, and price of purchases will depend on market conditions and other factors.  The Partnership had a previous repurchase program originally authorized in August 2016, pursuant to which the Partnership was authorized to repurchase up to 272,307 BUCs.  The Partnership has repurchased all 272,307 BUCs under that earlier authorization, and thus the prior repurchase program has been successfully completed.

A copy of the press release announcing the new unit repurchase program is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.
Date: March 8, 2017

	By:	\s\ Craig S. Allen
Printed Name: Craig S. Allen
Title: Chief Financial Officer